UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10935 Vista Sorrento Parkway, Suite 250, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 19, 2012, Somaxon Pharmaceuticals, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain purchasers pursuant to which it agreed to sell an aggregate of 9,422,496 shares of its common stock (the “Shares”) and warrants to purchase up to an additional 4,711,248 shares of its common stock (the “Warrants”) to such purchasers at a combined purchase price of $0.32 per Share and per Warrant. The Warrants will have an exercise price of $0.46 per share, will be exercisable beginning six months and one day from the date of issuance and will expire on the fifth anniversary of the date they first become exercisable. The total gross proceeds from the offering will be approximately $3.0 million, before deducting anticipated selling commissions and expenses of approximately $300,000. The closing of the offering is expected to occur on or around July 24, 2012, subject to the satisfaction of customary closing conditions.

In connection with the offering, the Company engaged Roth Capital Partners, LLC (“Roth”) to serve as placement agent pursuant to the terms of a placement agent agreement dated July 19, 2012 (the “Placement Agent Agreement”). Pursuant to the terms of the Placement Agent Agreement, the Company agreed to pay Roth a cash fee equal to five and one-half percent of the gross proceeds received by the Company, or approximately $166,000, plus certain fees and expenses related to the offering up to $45,000. The Placement Agent Agreement contains customary representations, warranties and covenants by the Company, and also provides for customary indemnification by the Company and the Placement Agent for losses or damages arising out of or in connection with the offering.

The offer and sale of the Shares and Warrants was made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-167789), which became effective on July 15, 2010 (the “Shelf Registration Statement”), and a prospectus supplement thereto dated July 19, 2012.

The foregoing summaries of the Placement Agent Agreement, the Subscription Agreements and the Warrants are subject to, and qualified in their entirety by reference to, the Placement Agent Agreement, the Form of Subscription Agreement and the Form of Warrant, which are attached hereto as Exhibits 1.1, 10.1 and 4.1, respectively, and are incorporated herein by reference. This Current Report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1, 4.1 and 10.1 by reference into the Shelf Registration Statement.

The Company issued a press release on July 20, 2012 announcing the offering. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company cautions readers that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. For example, statements regarding the Company’s expectations regarding the completion of the offering and expected gross proceeds therefrom are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ materially from those set forth in this Current Report on Form 8-K due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering as well as risks and uncertainties inherent in the Company’s business and other risks detailed in the Company’s periodic filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

1.1	Placement Agent Agreement by and between Somaxon Pharmaceuticals, Inc. and Roth Capital Partners, LLC, dated July 19, 2012

4.1	Form of Warrant

10.1	Form of Subscription Agreement

99.1	Press Release dated July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: July 20, 2012

By:	/s/ Matthew W. Onaitis
Name:	Matthew W. Onaitis
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Placement Agent Agreement by and between Somaxon Pharmaceuticals, Inc. and Roth Capital Partners, LLC, dated July 19, 2012

4.1	Form of Warrant

10.1	Form of Subscription Agreement

99.1	Press Release dated July 20, 2012